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                                                                    Exhibit 99.1

PRESS RELEASE OF META GROUP, INC.
Tuesday, October 31, 2000, 11:39 a.m. Eastern Time


MEDIA ADVISORY/REVISION


            META GROUP MOVES THIRD-QUARTER FINANCIAL CONFERENCE CALL

                             TO FRIDAY, NOVEMBER 10

     CALL TO BE BROADCAST LIVE ON THE INTERNET AND ACCESSIBLE TO THE PUBLIC


WHO: META Group Inc. (Nasdaq: METG), a leading information technology (IT) research and consulting firm

WHAT: Will report financial results for the third quarter ended September 30, 2000, after the market close on Thursday, November 9, 2000. META Group will hold a conference call at 8:15 am Eastern Time on the following day, Friday, November 10, to discuss its financial results, quarterly highlights, and current expectations regarding its future performance.


WHERE: All interested parties are invited to listen to the call live over the Internet at http://www.streetevents.com or http://www.vcall.com.

                  For persons unable to listen to the live Internet broadcast, a replay will be available shortly after the call on the StreetEvents site for 30 days. A link to the StreetEvents conference call replay will also be posted on META Group's Web site, http://www.metagroup.com.
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CONTACT:          Alison Ziegler/Beth Lewis                Peter Ward
                  The Financial Relations Board Inc.       META Group Inc.
                  (212) 661-8030/(617) 369-9242            (203) 973-6700


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